Exhibit 3.1d

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8 - K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported); July 14 2025 Nutriband Inc. Nevada 000 - 40854 (State or Other Jurisdiction (Commission File Number) of Incorporation) 81 - 1118176 (I.R.S. Employer Identification No.) 121 S. Orange Ave. Suite 1500 Orlando, Florida 32801 (Address of Principal Executive Offices) (Zip Code) (407) 377 - 6695 Registrant’s Telephone Number, Including Area Code (Former name or former address, if changed since last report) Check the appropriate box below if the Form 8 - K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): տ տ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a - 12) տ Pre - commencement communications pursuant to Rule 14d - 2(b) under the Exchange Act (17 CFR 240.14d - 2(b)) ☐ Pre - commencement communications pursuant to Rule 13e - 4(c) under the Exchange Act (17 CFR 240.13e - 4(c)) Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( † 230.405 of this chapter) or Rule 12b - 2 of the Securities Exchange Act of 1934 ( † 240.12b - 2 of this chapter). Emerging growth company ց If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. տ Securities registered pursuant to Section 12(b) of the Act: Name of each exchange on which registered Trading Symbol(s) Title of each class The Nasdaq Stock Market LLC NTRB Common Stock The Nasdaq Stock Market LLC NTRBW Warrants

Item 5 . 03 Amendments to Articles of Incorporation or Bylaws ; Change in Fiscal Year . On July 9 , 2025 , the Board of Directors of Nutriband Inc . , a Nevada corporation (the “Company”), approved an amendment to the Articles of Incorporation of the Company to authorize a series of non - voting shares of Preferred Stock, par value $ 0 . 002 per share, titled the Series A Convertible Preferred Stock (the “Series A Preferred Stock”), by amendment of Article 3 of the Company’s Articles of Incorporation (“the Amendment”) . The Amendment authorized a total of 2 , 788 , 678 shares of Series A Preferred . The Amendment was approved by the Board without shareholder action pursuant to Section 78 . 315 of the Nevada corporation law . The Board of Directors of the Company authorized on July 9 , 2025 a preferred stock dividend to be issued by the Company to all shareholders, on the basis of one share of Series A Preferred stock issued for each four shares of common stock owned by the holder . The record date for the dividend is July 25 , 2025 , Following the date of the approval for commercial sale by the Federal Drug Administration of the Company’s transdermal pharmaceutical products that are based on the Company’s AVERSA abuse deterrent transdermal technology, each share of Series A Preferred Stock will be convertible at the option of the holder into one share of Common Stock. The holders of Series A Preferred Stock that do not convert their shares shall be eligible for dividends as declared by the Board of Directors for those holders of the Series A Preferred, and the Series A Preferred is also eligible for dividends declared by the Board of Directors on the class of common stock. Attached hereto as Exhibit 3.1D is the Certificate of Amendment of the Articles of Incorporation of the Company filed with the Nevada Secretary of State on July 14, 2025 . Item 9.01. Financial Statements and Exhibits (d) Exhibits The following exhibits are being filed with this Current Report on Form 8 - K: Amendment to Articles of Incorporation, filed July 16, 2025. 3.1D Cover Page Interactive Data File (embedded within the Inline XBRL document) 104 SIG NATURES PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED. NUTRIBAND INC. /s/ Gareth Sheridan By: Date: July 16, 2025 R: Gareth Sheridan Chief Executive Officer

STATE OF NEVADA FRANCISCO V. AGUILAR Commercial Recordings Division 401 N. Carson Street Secretary of State Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7141 DEANNA L. REYNOLDS Deputy Secretary for Commercial 2250 Las Vegas Blvd North, Suite North Las Vegas City Hall 400 OFFICE OF THE SECRETARY OF STATE North Las Vegas, NV 89030 Recordings Telephone (702) 486 - 2880 Fax (702) 486 - 2888 Certified Copy 7/14/2025 1:40:46 PM Work Order Number: W2025071401403 Reference Number: 20255034009 Through Date: 7/14/2025 1:40:46 PM Corporate Name: NUTRIBAND INC. The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Number of Pages Description Document Number 1 Articles of Incorporation 20160001623 - 01 7 Certificate of Designation 20190225342 - 00 Respectfully, FRANCISCO V. AGUILAR Nevada Secretary of State Certified By: Rene Richardson

Certificate Number: B202507145898318 You may verify this certificate online at https:// www.nvsilverflume.gov/home

NUTRIBAND INC. 1. Name of Corporation: Commercial Registered Agent: INCORP SERVICES, INC. Name Noncommercial Registered Agent Office or Position with Entity (name and address below) (name and address below) Name ot Noncommercial Reg istered Agent OR Name ot Title ot Offi ce or Other Positi on with Entiy .............................................................................................................. Nevada .. ......................... Street Ad dress Zip Code Mailing Address (it different from street address) Zip Code 2. Registered Agent for Service of Proceee: (check onIy one box) Number of 100000000 Number of shares with par value: 3. Authorized shares without par value: 0 0.001 . Par value per share: $ StOCk : (number of shares corporation is authorized to issue) . . NV 89074 . State Zi . p .... C .. o ... d .. e ................ NV 89074 . State Zip Co de . HENDERSON . .HENDERSON Ciy 1) GARETH P SHERIDAN Name 2360 CORPORATE CIRCLE; SUITE 400 Street Ad dress 2) ‹SERGUEtV MELNtK Name 2360 CORPORATE CIRCLE; SUITE 400 Street Ad dress 4. Namee and Addressee of the Board of Directors/Trustees: (each Director/Trustee mus be a natural persoh at least 18 years of age : attach ad drt onal page rf more th an two directors/trustees) 6. Benefit C orporatlon: (see instructi ons) y e The purpose of the corporation shall be: 5. Purpose: (optional: MANUFACTURING AND WHOLSALE requi red only iJ 8eneJii Corporate on status selected) Ideclare, to the best of my knowledge under penalty of perjury, that the information contained herein ia correct and acknowledge that pursuant to NRE 230.33D, it ia a category C felony to knowingly offer any falae or forged instrument for filing in the OGce of the SBC Of /@J. iNCORP SERVICES, INC. X I N CORP SERVICES, INC. Name Incorporato r Signature 7. Name, Addreee and Signature of lncorporator: (attach ad dii onal page it more than one incorporal or) NV . .89074 HENDERSON 2360 CORPORATE CIRCLE STE 400 State Zip Co de Ciy Address I hereby accepf appoinfmenf as Registered Agent for the above named Enâty. X I N CORPSERVICES, INC . 1/4/2016 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 8. Certificate of Acceptance of Appointment of Registered Agent: BARBARA K. CEGAVSKE Secretary of State 202 Horth Carson Street Carson City, Hevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Articles of Incorporation (PURSUANT TO NRS CHAPTER 78) USE BLACK INK ONLY - DO NOT HIGHLIGHT (This document was filed electronically.) ABONPGPACPIGFOROFMCPUGPONLY Thin form must be accompanied try appropriate been. Nevada Secretary of State N RS 78 Art”icles Revised: 1 - fi - 1fi

Business Number E00015G2016 - 2 Filed in the Office of Secretary of State State Of Nevada Filing Number 20160001623 - 01 Filed On 01/04/2016 Number of Pages 1

BARBARA X. CEGAVSKE Secretary Of Stata 20z North Caraon Street Caraon City, Nevada 89701 - 4101 (775) 684 - 5708 Website: www.nvsos.gov Certificate of Designation (PURSUANT TO NRS 78.1955) USE BLACfS INK ONLY • DO NOT HIGHLIGHT Certificate of Desizjnation For Nevada Profit Corporatlons (Pursuant to NRS 78.1955) 1. Name of corporation: Nutriband Inc. 2, By resolution of tne board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock. The Statement of Designation of Nutriband Inc, which sets fortll the voting powers, designations, preferences, limitations, restrictions and relative rights of the holders of the Series A Convertible Preferred Stock is attached as Exhibil A to this C C rlificalc of Designation. ’ 150103‘ ABOVE SPACE I9 FDR OFFICE USE OMLY 3. Effective date of filing: (optional) (must not be later than 90 days after tha certificate is filed) 4. Signature: (required) Ga reth Sheridan, CEO Signature of Offiicat Filing Fee: $175.00 IMPORTANT: Failure to inc|ude Bny of thB abovs information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate faas. Nevaoa Secretary of Slata Stock DoaignaLan Revised! 1 - 5 - 15

Business Number E00015G2016 - 2 Filed in the Office of Secretary of State State Of Nevada Filing Number 201G0225342 - 00 Filed On 05/24/201G Number of Pages 7

S’I“A I“kMENT OF DESI C›N'ATION S NUTRTRANOTNC. Series A Convertible Preferred Slock l“he designation of, the number of shares constituting, and the rights, pre ferences, privileges and rcstrictitins relating to, the Series A Convcrtiblc Prcfcrrcd Stock are as follows: 1. Designation and N umh er ot Shares . 4 ’hc designation of this series of 2 , 500 , 000 shares of preferrcd stock, dI Value $ 0 . 001 per share (“l'referred Stock"), created by the Board of Directors of the Nutriband lnc . (the “Corporation”) pursuant to the authority granted to it by the articles of incorporation of the Corporation is “SeriC 5 A Convcrtib le Pre Ifirrcd Stock,” w hich is hcrcinafter rclCrred to as the “Series A Preferred Stock . ” In thc cvent of the conversion of shares of Series A l'refcrred Stock into this Corporation’s common stock, par value $ . 00 I per sharu (“Common Stock'), pursuant to Section 4 of this Statement of Designations, or in the event that the Corporation shal 1 acquirc and canccl any shares tif Series A Preferred Stock, the shares of Series A l'referred Stock so converted ter otherwise acquired and canceled shal l have the status of authorized but unissued shares o I Preferred Stock, without designation as to series until such stock is once more designated as part of a particular scrics by thc Corporation' s Hoard of Directors, and the number o f authorized sharcs of Series A Prcfcrred Stock shall be reduced by the number u f shares so converted or otherwise acquired and canceled . In addition, if the Corporation does not issue the maximum number of shares of Scrics A Prcfcrred Stock, the Corporati on may, from time to time, by resolution of the Hoard of Directors, reduce the number of shares of’Series A Preferred Stock authorized, provided, that no such reduction shal 1 reduce the number ot’ authorized shares to a number which is less than thu number of shares of Scrics A Preferred Stock then issued or reserved for issuance . The numbcr of shares by w hich the Series A Preferred Stock is reduced shall havc thc status of authorized but unissued shares of’ Prcfcrrcd Stock, without designation as to series, until such stock is once more designated as part txt a particular scrics by the Corporation' s Board of Directors . I I’ necessary or appropriate, the hoard of’ Directors shall cause to be filed with the Secretary of State of the State of Nevada such certificate as shall be necessary to reflect any reduction in the number or’ shares constituting the Series A Pret'erred Stock, and, at such time as all of thc shares of Series A l'referred Stock has'c hcen converted us otherwise acquired by the Corporation, a certificate refleeting the termination of the Series A Preferred Stuck as a separate series of Preferred Stock . 2. Dividend R ights . In the event that the Corporation dcc larcs a dividend payable to the holders of the Common Stock, the Corporation shall pay to the holders of the Series A Preferred Stock of record on the record date for dctcrmining ho lders of Common Stock a dividcnd per share of Series A Preferred Stock cqual to the dividend that would be payable w'ith respect tO the number of shares of Common Stock as arc issuablc upon conversion of the Series A Prefcrrcd Stock, based on the conversion ratc in effect on such record date . ’I“he Corporation shall not pay any dividend to the holders of the Common Stock unless thL Cor F • ›ralitin pay s, on the dividend payment date for the holders of the Common Stnck, from funds legally available therefor, the dividend payable to the he lders of the Series A Preferred Stock on such dividend payment date as provided in this Section 2 . l:xhibit A

3. VotinRights. (a) 1 Except as othcrxvise provided by law’ or this Statement ‹iI I 9 esignations, the holders the Series A Prefcrred Stock shall vote together w'ith the holders of the Commtin Stock, with each share of Serics A 1 'referred Stock having thc numbcr of votcs per share equal to the number of sharcs of Common Stock into which one sharu tif Series A Preferred Stock is convertible on the rccurd date for the determining stockholders entitled to vote . Such vote may be cast at a mccting of stockholders ur by a i›ritlen consent in licu tif a meeting . (b) 4 “he vote of the holders ot’ a majority’ of the outstanding shares of Scrics A I'referred Stock shal l be required for any amendment to this Statement of Designations . (e) The separate votc of the holders of the Series A I'referred Stock shall not be required to increase or dccrcase the number ot’ authorized shares of Preferred Stock . (d) It’ the holders of thc Scries A Prci?rrcd Stock shall be entitled to vote as a class, each share of’ Series A l*referrcd Struck shall be entitled to one vote, and the consent of the holders of the Series A Preferred Stock may bc given at a mccting of the holders of the Series A Prcfcrrcd Stock or hy a written consent signed by the holders of a ma jurity of the outstanding sharcs of Series A Preferred Stock . (c) Thc Corporation may create other series of’ Preferred Stock or capital stock which may be senior to, junior to or on a parity with the Scrics A Prctérrcd Stock as to dividends or on voluntary or involuntary dis 5 olution, liquidation ter winding up w'ithtiui the consent of the holders of the Scrics A l'referred Stock . 4. Convcrsion into C ommon Stock. (a) Subject to Scction 4 (g) of this Statement of Dcsignations, cach holdcr ot’ thc Scrics A Prctcrrcd Sttick wi 11 have the right, any time and from timc to time from and after the date of a Conversion Evcnt, as hereinafter dcfincd, to convert the Series A Preferred Stock into shares r Common Stock at the C on version Rate, as hereinafter defined . The *Conversion Rate” shall mean the number of shares u f Common Stock issuablc upon conversion of one share of Series A l'referred Stock . ’the C one crsion Rate shall be one (1), subject to adjustmcnt as provided in Section 4 (c) of this Statement of Designations . (b) Conversion of the Series A Preferred Stock shall be cticcted by surrender of the certificate reprcscnting thc sharcs of Series A l'referred Stock being converted to the Corporation's transfer agent, or, if none shall have bccn appointed, to the Corporation, together with the form of notice of conversion as may be providcd from time to time by thc Corporation ; provided, that if the ownership of thc Series A I'referred Stock is maintain in book entry, with no sttick certificates being issued, conversion shall bc cft?ctcd by nutice to the Corporation in a li›rm provided by the Corporation . Shares of Series A Prefcrrcd Stock shall be deemed to have been converted immediately prior to the close of business on the day thc noiicc of conversion, and, if stt›ck ccrtiiicates have been issued, delivery of the stock ccrtiticatc, duly signed by the holder thereof, is receivcd by lhc Corporation, and the person or persons entitled to reccivc shares of c . ommon Shock issuablc upon such conversion shall bc treated for at i purposes as the record holder of such shares uf Common Stock as of such time . As promptly as practicable on or after the conversion date, the Corporation or its transicr agent shall issue and shall 2 dci ivcr a certificate or certificates for the number of shares of Common Stock issuablc upon such conversion to the person or persons entitled to receive the same. (c) The Conversion Rate shall be subject to adjustment as follows: (i) In casc the Corporation shall, after the date that this Statement of Designations is filed with the Sccrctary of State of the State of Nevada . (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassity its outstanding Common Stock into a grcatcr numbcr of shares, (C) effect a reverse split or otherw ise combine or reclaim fy its outstanding Common Stock into a smaller number of shares, or (D) issue any shares by rcclassification of its shares of Common Stock, the Conversion Rate in effect at thc time of the record datc fur such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted to reflect, in accordance with gcncrally accepted accounting principles, such dividend, subdivision, distribution, combination or reclassification . Such adjust ment shall be made successively whenever any event listed in this Section 4 (c)(i) shall occur . (ii) In the event that at any time, as a result of an adjustment made pursuant to Section 4 (c)(i) u f this Statement oi’ Designations, the holder of shares of Scrics A Prcfcrrcd Stock thereafter shall become entitled to receive any shares of the Corporation, other than or in addition to, Common Stuck, thereaftcr thc number of such other shares so receivable upon conversion of shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalcnt as practicable to the provisions with rcspcct to thc Common Stock contained in this Section 4 . (iii) Whcnever any adjustment is requircd by lhc provisions of Section 4 (c)(i) of this Statement of Dcsignations, the Corporation shall forthwith file in the custody of its Secretary or un Assistant Secretary at its principal officu and with its stock transfer agent, i 1 ’ any, an officer's certificate show'ing the adjustment and thc adjusted Conversion ltate, setting forth in reasonable detail the facts requiring such adjustment . Each such officer's ccrtiiicate shall be made available at all reasonable times tor inspcetion by any holder of shares tif Series A Prefcrred Stock, and the Corporation shall, forthwith aricr each such adjustment, mail a copy of such certificate by first class mail to thc holder of Series A Prctérrcd Stock at such holders’ addresses sct forth in the Corporation's books and rccords . (d) In case, at any time: (i) the Corporation shall pay any dividend ur make any distribution upon Common Stock (other than a cash dividcnd payablc out of retained earnings or cash surplus) ; or (ii) the Corporation shall offer to thc holdcrs of Common Stock for subscription or purchase by them any shares of any class or any other rights, or (iii) any reclassification of’ the capital stock of the Corporation, consolidation or merger of the C“orporation with or into another corporation, sale, lease or transfer of all or substantially at 1 of the property arid assets of’ the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be effected ; then in any such case, the Corporation shall cause to be mailed by first class mail In thc record holders of Series A Preferred Stock at least tcn (10) days prior to the date spec ifiCd in (A) and (H) below, as thc {U0687S04 DOf 1) 3 case may be, a noticc containing a bricf description of thc proposed action and stating the datc on which (A) a record is to be takcn for the purpose or’ such dividend . distribution or rights, or (B) such rcclassification . consolidation, mergcr, conveyance, lease, dissolution, liquidation or winding up is to take place and the datc, if any is to be fixcd, as of which the holdcrs of Common Stock or other securities shall reccive cash or other property deliverable upon such rcclassitication, reorganization, consolidation, mcrgcr, conveyance, dissolution, liquidation or winding up . (c) In case of (i) any consolidation or merger of’ the Corporation with or into another corporation (other than a mer g e r intended primarily to change the Corporation’s j urisdiction of incorporation), or (ii) or the sale of all or substantially all of’ the assets of the Corporation to another company or entity not controlled by the then existing stockholdcrs of the Corporation in a transaction or series of transactions (othcr than a Liquidation pursuant to Section 6 of this Statement of Designations), uach share of Series A Preferred Stock shall, regardless of whether a Conversion IEvent shall have occurrcd, immediately prior to the cffective time of such mcrgcr or consolidation or sale, automatically becomC and be convcrtcd into the number of shares of Common Stock as are issuable upon convcrsion based on the Conversion irate in effect immediately prior to the effective time of such transaction . (f) No fractional shares or script representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock . If, upon conversion of any shares of Scries A Prctñrrcd Stock, any holder would, except for the provisions of this Section 4 (f), be entitled to receive a fractional share of Common Stock, then the numbcr of shares of Common Stock issuablc upon such COnversion shall bc rounded up to the next highcr wholc numbcr of shares . (g) A 'Conversion invent” shall mean any of the following: (i) tivc years from the effective date of thc first registration statement relating to securities of thc Corporation which is declared effective by the Securities and Exchange Commission following the date (the *IPO Date”) on which the Board of Diro • ctors of the Corporation created the Series A Preferred Stock ; (ii) the effective time of acquisition of the Corporation by a third party or the sale of’lhc Corporation's business and assets to a third party which is not covcrcd by Scction 4(e) (iii) a c hange of control where a party or related parties in one or a series of transactions acquires at least a 40% equity position in the Corporation; (iv) ten days after the filing by the Corpo r ation of ihc first form 10 - K in which ihc Corporation reports consolidated net income of at least $1,000,000; (v) the Corporation having a market capitalization of at least 5200,000,000 or a pUblic boat of’ at least $75,000,000, or (vi) a determination by the compensation committee (or other committee composed solely independent directors) that the Series A Prcfcrro*d Stock can bc convertcd, provided, that such date shall not be earlier than two years from the I 1 'O Date . (h) The Company shall promptly notify the holders of the Series A Preferred Stock of the occurrence of a Conversion Event : provided, that the failure of thc Company to givc such notice shall 4